150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Solis Tek Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

See Attached Designations

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

230105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

ePayment Checklist
(For Counter, Fax and Mail Requests)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Service Type: ☐ Counter ☐ Mail ☐ Fax

Order Processing Requested: **(Expedite Processing *Requires* Additional Fees)**

☐ Regular Processing ☒ **24-HOUR** Expedite ☐ **2-HOUR** Expedite ☐ **1-HOUR** Expedite

Payment by Card *(card holder name and billing address required below)*

Card Type: ☐ VISA ☐ MasterCard ☐ Discover ☒ American Express

Customer Credit Card Number: 3 7 1 5 5 5 6 0 8 6 4 4 0 1 3

V CODE*: 5 8 6 6

* 3-digit number found on the far right of the backside of VISA, MasterCard and Discover cards
4-digit number found on the front right side of American Express card.

NOTICE: *For security and verification purposes, all credit card payments must include the 3 or 4-digit CVV2 code (VCode) number located on the credit card. Failure to include this code will result in the rejection of your filing or service request.*

Credit Card Expiration Date: Month 07 Year 22

Amount to Charge Card: USD $ 300

Order Information *(required)*

Entity Name/Order Reference: SOLIS-TEK, INC.

Card Holder Information:

Name as it Appears on the Account: ALAN LIEN

Billing Address: 16926 S. KEEGAN AVE SUITE A

City, State, Zip: CARSON, CA 90746

Telephone: 888-998-8881

Payment Authorization

I authorize the Secretary of State to bill an amount not to exceed the following to be charged to the above listed account(s):

X [signature]

Authorized Signature

Not to Exceed Amount: USD $ 300